BUSINESS LOAN AGREEMENT

First Federal Bank
8201 Cantrell Road
Suite 140
Little Rock, Arkansas 72227
(501)907-1819

AGREEMENT DATE	LOAN NUMBER	AGREEMENT/ACCOUNT NUMBER	OFFICER
August 8, 2014	5500000152	5500000152	Chad Russell

BORROWER INFORMATION

4 HIMS, LLC
PO Box 2709
Conway, AR 72033

Type of Business Entity: Limited Liability Company
State of Organization/Formation: Arkansas

GUARANTOR INFORMATION

Eddie Glover
4220 Bay Hill Dr
Conway, AR 72034-8195

Type of Entity: Individual
State of Residence: Arkansas

William L Sparks
1402 Quail Creek Drive
Conway, AR 72032

Type of Entity: Individual
State of Residence: Arkansas

US Compounding, Inc.
1270 Don's Lane
Conway, AR 72032

Type of Business Entity: Corporation
State of Organization/Formation: Arkansas

AGREEMENT. This Business Loan Agreement will be referred to in this document as the "Agreement." This Agreement is made by First Federal Bank (Lender), 4 HIMS, LLC (Borrower), Eddie Glover, William L Sparks, and US Compounding, Inc. (Guarantor). The consideration is the promises, representations, and warranties made in this Agreement and the Related Documents.

DEFINITIONS. These definitions are used in this Agreement.

"Collateral" means the Property that any Party to this Agreement or the Related Documents may pledge, mortgage, or give Lender a security interest in, regardless of where the Property is located and regardless of when it was or will be acquired, together with all replacements, substitutions, proceeds, and products of the Property.

"Events of Default" means any of the events described in the "Events of Default" section of this Agreement.

"Financial Statements" mean the balance sheets, earnings statements, and other financial information that any Party has, is, or will be giving to Lender.

"Indebtedness" means the Loan and all other loans and indebtedness of Borrower to Lender, including but not limited to Lender's payments of insurance or taxes, all amounts Lender pays to protect its interest in the Collateral, overdrafts in deposit accounts with Lender, and all other indebtedness, obligations, and liabilities of Borrower to Lender, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, due or to become due, now existing or hereafter arising.

"Loan" means any loan or loans described in the "Identification of Indebtedness" section of this Agreement.

"Parties" means all Borrowers, Guarantors, and Hypothecators signing this Agreement.

"Party" means any Borrower, Guarantor, or Hypothecator signing this Agreement.

"Property" means the Parties' assets, regardless of what kind of assets they are.

"Related Documents" means all documents, promissory notes, security agreements, leases, mortgages, construction loan agreements, assignments of leases and rents, guaranties, pledges, and all other documents or agreements executed in connection with this Agreement. The term includes both documents existing at the time of execution of this Agreement and documents executed after the date of this Agreement.

"Fixed Charge Coverage Ratio" means Borrower's EBITDAR less Maintenance Capex (50% of depreciation) less dividends, distributions, and withdrawals divided by the sum of the following for a stated period: interest expense, the current principal portion of long term debt, and rental expense (all determined in accordance with GAAP).

IDENTIFICATION OF INDEBTEDNESS. The following loan and any and all amendments, modifications, extensions, and renewals thereof are subject to this Agreement:

• Loan Number 5500000152 with a principal amount of $2,586,892.09

BORROWER'S REPRESENTATIONS AND WARRANTIES. The statements made in this section will continue and remain in effect until all of the Indebtedness is fully paid to Lender. Each Borrower represents and warrants to Lender the following:

Borrower's Existence and Authority. Each Borrower is duly formed and in good standing under all laws governing the Borrower and the Borrower's business, and each Borrower executing this Agreement has the power and authority to execute this Agreement and the Related Documents and to bind that Borrower to the obligation created in this Agreement and the Related Documents.

Financial Information and Filing. All Financial Statements provided to Lender have been prepared and will continue to be prepared in accordance with generally accepted accounting principles, consistently applied, and fully and fairly present the financial condition of each Borrower, and there has been no material adverse change in Borrower's business, Property, or condition, either financial or otherwise, since the date of Borrower's latest Financial Statements. Each Borrower has filed all federal, state, and local tax returns and other reports and filings required by law to be filed before the date of this Agreement and has paid all taxes, assessments, and other charges that are due and payable prior to the date of this Agreement. Each Borrower has made reasonable provision for these types of payments that are accrued but not yet payable. The Borrower does not know of any deficiency or additional assessment not disclosed in the Borrower's books and records.

Title and Encumbrances. Each party has good title to all of the Borrower's assets. All encumbrances on any part of the Property were disclosed to Lender in writing prior to the date of this Agreement.

Compliance with General Law. Each Borrower is in compliance with and will conduct its business and use its assets in compliance with all laws, regulations, ordinances, directives, and orders of any level of governmental authority that has jurisdiction over the Borrower, the Borrower's business, or the Borrower's assets.

Environmental Laws. The Borrowers are in compliance with all applicable laws and rules of federal, state, and local authorities affecting the environment, as all have been or are amended.

No Litigation/No Misrepresentations. There are no existing or pending suits or proceedings before any court, government agency, arbitration panel, administrative tribunal, or other body, or threatened against Borrower that may result in any material adverse change in the Borrower's business, property, or financial condition, and all representations and warranties in this Agreement and the Related Documents are true and correct and no material fact has been omitted.

COVENANTS. On the date of this Agreement and continuing until the Indebtedness is repaid and Borrower's obligations are fully performed, Borrower covenants as follows.

Notices of Claims and Litigation/Notice of Adverse Events. Borrower will promptly notify Lender in writing of all threatened and actual litigation, governmental proceeding, default, and every other occurrence that may have a material adverse effect on Borrower's business, financial condition, or the Property.

Insurance. Borrower will maintain adequate fire and extended risk insurance coverage, business interruption, workers' compensation, commercial general liability, and other insurance required by law or as may be required by Lender. All insurance policies will be in amounts, upon terms, and in a form acceptable to Lender. All policies must be carried with insurers acceptable to Lender. Borrower will provide evidence satisfactory to Lender of all insurance and that the policies are in full force and effect and all insurance on the Collateral will name Lender as a mortgagee and loss payee, will include a lender's loss payable endorsement, and will require 10 days advance written notice to Lender of any cancellation of coverage. If the Borrower fails to maintain required insurance, the absence of the required insurance will be an Event of Default. If this happens, Lender may buy the insurance, but will have no obligation to buy it. These amounts paid by Lender will be added to the Indebtedness or will be payable on demand, at Lender's option.

Confirmatory Documents and Actions. Borrower agrees that on Lender's request, Borrower will do any act or execute any additional documents that are or may be required to make the terms of the Loan conform to the conditions contained in Lender's commitment to Borrower. Within five days of Lender's request, Borrower will furnish an estoppel certificate in a form Lender approves.

Payment of Taxes. Borrower will pay all taxes, levies, and assessments required by all local, state, and federal agencies. Borrower will make these payments when the amounts are due but before any penalty for late payment is imposed. Borrower's failure to promptly pay any tax, levy, or assessment due will be an Event of Default unless Borrower is diligently disputing the amount and Borrower has established a reserve account for the payment of the taxes if Borrower does not prevail in the dispute.

Business Existence and Operations. Borrower will keep Borrower's existence in its current organizational form in full force and effect unless Lender gives prior written consent to Borrower's proposed change. Borrower will not sell or merge Borrower's business or any part of Borrower's business without the Lender's prior written consent. Borrower will continue its business as currently conducted. Borrower will not change its name, its identification number, or its place of organization without Lender's prior written consent. Borrower will keep its books and records at the address in this Agreement. Borrower will promptly notify Lender in writing of any planned change in Borrower's principal place of business.

Environmental Compliance. Borrower will comply with all laws affecting the environment. Borrower will notify Lender within ten days after Borrower receives a summons, notice, citation, letter, or any other type of notice from any federal, state, or local authority, or any other person that claims Borrower is in violation of any law affecting the environment. Borrowers indemnify and hold Lender harmless from all violations of any environmental laws. This indemnity includes all costs and expenses incurred by Lender, including reasonable attorneys' fees, that are related to a violation of any environmental laws, even if the Indebtedness has been paid at the time any proceeding, claim, or action is started against Lender. Lender may itself or through Borrower arrange for an environmental audit prepared by a qualified environmental engineering firm acceptable to Lender to confirm the continued accuracy of Borrower's environmental representations and warranties. Borrower will pay for the environmental audit.

Pay Limitations. Borrower will not draw, permit, or pay anyone more than is reasonable for services provided to Borrower.

No Borrowings or Guarantees. Borrower will not incur debt, borrow money, or guaranty any loan or other obligation in excess of $100,000 without Lender's prior written approval.

Cross-Defaulted. All credit facilities will be cross-defaulted with owner buyout notes.

Accelerated Repayment Restrictions. Accelerated repayment of owner buyout notes must have prior written approval from First Federal Bank.

Fixed Charge Coverage Ratio. Borrower shall maintain a minimum Fixed Charge Coverage Ratio of 1.25 as of the end of each fiscal quarter. First test date will be based on quarter-ending December 31, 2014. Ratio to be measured on a rolling four quarter basis.

Other Information. From the date hereof until the Indebtedness is fully repaid and all of Debtors' obligations are fully performed and satisfied, the Parties cited below agree, unless otherwise consented to in writing by the Lender, they will submit the following:

4 HIMS, LLC - Unaudited Tax Returns within 15 days after the end of each filing due date (as such date may be extended in accordance with properly granted extensions) each year.

Eddie Glover - Unaudited Personal Financial Statements within 120 days after the end of each fiscal Year in form acceptable to Lender.

Eddie Glover - Unaudited Personal Tax Returns within 15 days after the end of each filing due date (as such date may be extended in accordance with properly granted extensions) each year.

William L Sparks - Unaudited Tax Returns within 15 days after the end of each filing due date (as such date may be extended in accordance with properly granted extensions) each year.

William L Sparks - Unaudited Personal Financial Statements within 120 days after the end of each fiscal Year in form acceptable to Lender.

US Compounding, Inc. - Unaudited Tax Returns within 15 days after the end of each filing due date (as such date may be extended in accordance with properly granted extensions) each year.

US Compounding, Inc. - Audited Financial Statements within 120 days after the end of each fiscal Year beginning with FYE 2015 in form acceptable to Lender.

US Compounding, Inc. - Unaudited Borrowing Base Certificate within 10 days after the end of each fiscal Month in form acceptable to Lender.

US Compounding, Inc. - Company Prepared Financial Statements within 30 days after the end of each fiscal Quarter in form acceptable to Lender.

US Compounding, Inc. - Unaudited Accounts Receivable Aging Report within 10 days after the end of each fiscal Month in form acceptable to Lender.

US Compounding, Inc. - Covenant Compliace Certificate within 30 days after the end of each fiscal Quarter in form acceptable to Lender.

US Compounding, Inc. - Compiled Quarterly Trend Analysis within 30 days after the end of each fiscal Quarter in form acceptable to Lender.

US Compounding, Inc. - Covenant Cash Flow Leverage <=5.00x within 30 days after the end of each fiscal Quarter in form acceptable to Lender.

EVENTS OF DEFAULT. The occurrence of any of the following events will be an Event of Default.

Noncompliance with Lender Agreements. Default by Borrower or Guarantor under any provision of this Agreement, the Related Documents, or any other agreement with Lender.

False Statements. If a Party made or makes a false or misleading misrepresentation in this Agreement, in the Related Documents, in any supporting material submitted to Lender or to third parties providing reports to Lender, or in Financial Statements given or to be given to Lender.

Material Adverse Change. Any material adverse change in the Borrower's business, financial condition, or the Property has occurred or is imminent; if the full performance of the obligations of any Party is materially impaired; or if the Collateral and its value or Lender's rights with respect thereto are materially impaired in any way. The existence or reasonable likelihood of litigation, governmental proceeding, default, or other event that may materially and adversely affect a Party's business, financial condition, or the Property.

Insolvency or Liquidation. A Party voluntarily suspends transaction of its business or does not generally pay debts as they mature. If a Party has or will make a general assignment for the benefit of creditors or will file, or have filed against it, any petition under federal bankruptcy law or under any other state or federal law providing for the relief of debtors if the resulting proceeding is not discharged within thirty days after filing. If a receiver, trustee, or custodian is or will be appointed for a Party.

Default on Unrelated Debt. If Borrower or Guarantor materially defaults under a provision of an agreement with a third party or if the indebtedness under such an agreement is accelerated.

Judgments or Attachments. If there is entered against a Party a judgment that materially affects the Borrower's business, financial condition, or the Property, or if a tax lien, levy, writ of attachment, garnishment, execution, or similar item is or will be issued against the Collateral or which materially affects Borrower's business, financial condition, or the Property, and which remains unpaid, unstayed on appeal, undischarged, unbonded, or undismissed for thirty days after it was issued.

Collateral Impairment. Lender has a good-faith belief that Lender's rights in the Collateral are or will soon be impaired or that the Collateral itself is or soon will be impaired.

Termination of Existence or Change in Control. If Borrower or Borrower's business is sold or merged or if Borrower or Borrower's business suspends business or ceases to exist.

Insecurity. If Lender has a good-faith belief that any Party is unable or will soon be unable to perform that Party's duties under this Agreement or under the Related Documents.

Death. The death of an individual who is a Party, a partner in a partnership that is a Party, a member in a limited liability company that is a Party, an officer of a corporation that is a Party, or an individual of similar position in any other type of business organization that is a Party.

REMEDIES ON DEFAULT.

Remedies, No Waiver. The remedies provided for in this Agreement, the Related Documents, and by law are cumulative and not exclusive. Lender reserves the right to exercise some, all, or none of its rights and reserves the right to exercise any right at any time that Lender has the right, without regard to how much time has passed since the right arose. Lender may exercise its rights in its sole, absolute discretion.

Acceleration, Setoff. Upon an Event of Default, the Loan and the Indebtedness may, at Lender's sole option, be declared immediately due and payable. Lender may apply the Parties' bank accounts and any other property held by Lender against the Indebtedness.

ATTORNEYS' FEES AND OTHER COSTS. If legal proceedings are instituted to enforce the terms of this Agreement, Borrower agrees to pay all costs of the Lender in connection therewith, including reasonable attorneys' fees, to the extent permitted by law.

EXPENSES. The Parties agree to pay all of Lender's reasonable expenses incidental to perfecting Lender's security interests and liens, all insurance premiums, Uniform Commercial Code search fees, and all reasonable fees incurred by Lender for audits, inspection, and copying of the Parties' books and records. The Parties also agree to pay all reasonable costs and expenses of Lender in connection with the enforcement of Lender's rights and remedies under this Agreement, the Related Documents, and any other agreement between one or more Parties and Lender, and in connection with the preparation of all amendments, modifications, and waivers of consent with respect to this Agreement, including reasonable attorneys' fees.

GOVERNING LAW/PARTIAL ILLEGALITY. This Agreement and the Related Documents are and will be governed by, and the rights of the Parties will be determined by the laws of the state of Arkansas except to the extent that federal law controls. If any part, term, or provision of this Agreement is determined to be illegal or in conflict with state or federal law, the validity of the remaining portion or provisions of this Agreement will not be affected, unless the stricken portion or provision adversely affects Lender's risk of realizing Lender's anticipated return, in which case Lender may, in its sole discretion, deem the Loan matured.

NOTICES. All notices required under this Agreement must be in writing and will be considered given: (i) on the day of personal delivery, or (ii) one business day after deposit with a nationally recognized overnight courier service, or (iii) three business days after deposit with the United States Postal Service sent certified mail, return receipt requested. Any of these methods may be used to give notice. All notices must be sent to the party or parties entitled to notice at the addresses first set forth in this Agreement. Any Party may change its address for notice purposes on five days prior written notice to the other Parties.

INTEGRATION AND AMENDMENT. This Agreement and other written agreements among the Parties, including but not limited to the Related Documents, are the entire agreement of the Parties and will be interpreted as a group, one with the others. None of the Parties will be bound by anything not expressed in writing, and this Agreement cannot be modified except by a writing executed by those Parties burdened by the modification.

FURTHER ACTION. The Parties will, upon request of Lender, make, execute, acknowledge, and deliver to Lender the modified and additional instruments, documents, and agreements, and will take the further action that is reasonably required, to carry out the intent and purpose of this transaction.

CONTINUING EFFECT. Unless superseded by a later Business Loan Agreement, this Agreement will continue in full force and effect until all of the Parties' obligations to Lender are fully satisfied and the Loan and Indebtedness are fully repaid.

HEADINGS. All headings in this Agreement are included for reference only and do not have any effect on the interpretation of this Agreement.

COUNTERPARTS. This Agreement may be executed by the Parties using any number of copies of the Agreement. All executed copies taken together will be treated as a single Agreement.

TIME IS OF THE ESSENCE. Time is of the essence in the performance of this Agreement.

TRANSFERS. Borrower may not assign or transfer its rights or obligations under this Agreement without Lender's prior written consent. Lender may transfer its interest in Lender's sole discretion. Borrower waives all rights of offset and counterclaim Borrower has against Lender. The purchaser of a participation in the loan may enforce its interest regardless of any claims or defenses Borrower has against Lender.

JURISDICTION. The Parties agree to waive any objection to jurisdiction or venue on the ground that the Parties are not residents of Lender's locality. The Parties authorize any action brought to enforce the Parties' obligations to be instituted and prosecuted in any state court having

jurisdiction or in the United States District Court for the District that includes Lender's location as set forth at the beginning of this Agreement. The Parties authorize Lender to elect the court at Lender's sole discretion.

ORAL AGREEMENTS DISCLAIMER. This Agreement represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

RESTRICTIONS ON PAYMENTS TO FORMER OWNERS. Any accelerated repayment of former owner buyout Notes requires Lender's prior written approval. In any Event of Default, payments to former owners must be suspended until default issue is resolved. If unresolved, payments will be suspended indefinitely.

By signing this Agreement, Borrower acknowledges reading, understanding and agreeing to all its provisions and receipt of a copy hereof.

4 HIMS, LLC

By: Eddie Glover Its: Member	AUG 08 2014 Date	By: William L Sparks Its: Member	AUG 08 2014 Date

AGREEMENT OF GUARANTOR

Guarantor (i) acknowledges reading and understanding this Agreement; (ii) consents to the provisions of this Agreement relating to Borrower; (iii) agrees to furnish the Financial Statements to Lender that Lender reasonably requests; (iv) agrees to those portions of this Agreement that apply to Guarantor; (v) acknowledges that this Agreement has been freely executed without duress and after an opportunity to consult with counsel; and (vi) confirms that Guarantor received a copy of this Agreement, the Guaranty, and the other documents Guarantor requested.

Eddie Glover Individually	AUG 08 2014 Date	William L Sparks Individually	AUG 08 2014 Date

US Compounding, Inc.

By: Eddie Glover Its: President	AUG 08 2014 Date

COMMERCIAL PROMISSORY NOTE

First Federal Bank
8201 Cantrell Road
Suite 140
Little Rock, Arkansas 72227
(501)907-1819

LOAN NUMBER	NOTE DATE	PRINCIPAL AMOUNT	MATURITY DATE	OFFICER
5500000152	August 8, 2014	$2,586,892.09	August 8, 2019	Chad Russell

LOAN PURPOSE: Refinance Commercial Real Estate

BORROWER INFORMATION

4 HIMS, LLC
PO Box 2709
Conway, AR 72033

NOTE. This Commercial Promissory Note will be referred to in this document as the "Note."

LENDER. "Lender" means First Federal Bank whose address is 8201 Cantrell Road, Suite 140, Little Rock, Arkansas 72227 , its successors and assigns.

BORROWER. "Borrower" means each person or legal entity who signs this Note.

PROMISE TO PAY. For value received, receipt of which is hereby acknowledged, on demand by Lender, or if no demand is made, on or before the Maturity Date, the Borrower promises to pay the principal amount of Two Million Five Hundred Eighty-six Thousand Eight Hundred Ninety-two and 09/100 Dollars ($2,586,892.09) and all interest on the outstanding principal balance and any other charges, including service charges, to the order of Lender at its office at the address noted above or at such other place as Lender may designate in writing. The Borrower will make all payments in lawful money of the United States of America.

PAYMENT SCHEDULE. This Note will be paid according to the following schedule: 59 consecutive payments of principal and interest in the amount of $15,411.48 beginning on September 8, 2014 and continuing on the same day of each month thereafter. One final balloon payment shall be due on the Maturity Date, unless demanded earlier, in an amount equal to the then unpaid principal and accrued and unpaid interest. All payments received by the Lender from the Borrower for application to this Note may be applied to the Borrower's obligations under this Note in such order as determined by the Lender.

INTEREST RATE AND SCHEDULED PAYMENT CHANGES. Interest will begin to accrue on the date of this Note. The interest rate on this Note will be fixed at 3.750% per annum.

Nothing contained herein shall be construed as to require the Borrower to pay interest at a greater rate than the maximum allowed by law. If, however, from any circumstances, Borrower pays interest at a greater rate than the maximum allowed by law, the obligation to be fulfilled will be reduced to an amount computed at the highest rate of interest permissible under applicable law and if, for any reason whatsoever, Lender ever receives interest in an amount which would be deemed unlawful under applicable law, such interest shall be automatically applied to amounts owed, in Lender's sole discretion, or as otherwise allowed by applicable law. Interest on this Note is calculated on an **Actual/360** day basis. This calculation method results in a higher effective interest rate than the numeric interest rate stated in this Note.

LATE PAYMENT CHARGE. If any required payment is more than 10 days late, then at Lender's option, Lender will assess a late payment charge of 10.000% of the amount of the regularly scheduled payment then past due, subject to a maximum charge of $500.00 and a minimum charge of $25.00.

PREPAYMENT PENALTY. This Note may be prepaid, in full or in part, at any time, without penalty.

SECURITY TO NOTE. Security (the "Collateral") for this Note is granted pursuant to the following security document(s):

- Assignment of Leases and Rents dated August 8, 2014 evidencing an assignment of leases and rents on the property located at 1270 Don's Lane, Conway AR 72032.
- Security Instrument (Mortgage/Deed of Trust/Security Deed) in the amount of $2,586,892.09, dated August 8, 2014 evidencing a lien on the property located at 1270 Don's Lane, Conway AR 72032.

GUARANTY. In support of this transaction, a Guaranty dated August 8, 2014 has been executed by Eddie Glover; a Guaranty dated August 8, 2014 has been executed by William L Sparks; and a Guaranty dated August 8, 2014 has been executed by US Compounding, Inc..

RIGHT OF SET-OFF. To the extent permitted by law, Borrower agrees that Lender has the right to set-off any amount due and payable under this Note, whether matured or unmatured, against any amount owing by Lender to Borrower including any or all of Borrower's accounts with Lender. This shall include all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. Such right of set-off may be exercised by Lender against Borrower or against any assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor of Borrower, or against anyone else claiming through or against Borrower or such assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off has not been exercised by Lender prior to the making, filing or issuance or service upon Lender of, or of notice of, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena or order or warrant. Lender will not be liable for the dishonor of any check

when the dishonor occurs because Lender set-off a debt against Borrower's account. Borrower agrees to hold Lender harmless from any claim arising as a result of Lender exercising Lender's right to set-off.

PAYABLE ON DEMAND. This is a demand note. Payment is due upon the earlier to occur of (a) Lender's demand or (b) the Maturity Date.

RELATED DOCUMENTS. The words "Related Documents" mean all promissory notes, security agreements, mortgages, deeds of trust, deeds to secure debt, business loan agreements, construction loan agreements, resolutions, guaranties, environmental agreements, subordination agreements, assignments and any other documents or agreements executed in connection with this Note whether now or hereafter existing, including any modifications, extensions, substitutions or renewals of any of the foregoing. The Related Documents are hereby made a part of this Note by reference thereto, with the same force and effect as if fully set forth herein.

DEFAULT. Upon the occurrence of any one of the following events (each, an "Event of Default" or "default" or "event of default"), Lender's obligations, if any, to make any advances will, at Lender's option, immediately terminate and Lender, at its option, may declare all indebtedness of Borrower to Lender under this Note immediately due and payable without further notice of any kind notwithstanding anything to the contrary in this Note or any other agreement: (a) Borrower's failure to make any payment on time or in the amount due; (b) any default by Borrower under the terms of this Note or any other Related Documents executed in connection with this Note; (c) any default by Borrower under the terms of any Related Documents in favor of Lender; (d) the death, dissolution, or termination of existence of Borrower or any guarantor; (e) Borrower is not paying Borrower's debts as such debts become due; (f) the commencement of any proceeding under bankruptcy or insolvency laws by or against Borrower or any guarantor or the appointment of a receiver; (g) any default under the terms of any other indebtedness of Borrower to any other creditor; (h) any writ of attachment, garnishment, execution, tax lien or similar instrument is issued against any collateral securing the loan, if any, or any of Borrower's property or any judgment is entered against Borrower or any guarantor; (i) any part of Borrower's business is sold to or merged with any other business, individual, or entity; (j) any representation or warranty made by Borrower to Lender in any of the Related Documents or any financial statement delivered to Lender proves to have been false in any material respect as of the time when made or given; (k) if any guarantor, or any other party to any Related Documents in favor of Lender entered into or delivered in connection with this Note terminates, attempts to terminate or defaults under any such Related Documents; (l) Lender has deemed itself insecure or there has been a material adverse change of condition of the financial prospects of Borrower or any collateral securing the obligations owing to Lender by Borrower. Upon the occurrence of an event of default, Lender may pursue any remedy available under any Related Document, at law or in equity.

GENERAL WAIVERS. To the extent permitted by law, the Borrower severally waives any required notice of presentment, demand, acceleration, intent to accelerate, protest and any other notice and defense due to extensions of time or other indulgence by Lender or to any substitution or release of collateral. No failure or delay on the part of Lender, and no course of dealing between Borrower and Lender, shall operate as a waiver of such power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right.

JOINT AND SEVERAL LIABILITY. If permitted by law, each Borrower executing this Note is jointly and severally bound.

SEVERABILITY. If a court of competent jurisdiction determines any term or provision of this Note is invalid or prohibited by applicable law, that term or provision will be ineffective to the extent required. Any term or provision that has been determined to be invalid or prohibited will be severed from the rest of this Note without invalidating the remainder of either the affected provision or this Note.

SURVIVAL. The rights and privileges of the Lender hereunder shall inure to the benefits of its successors and assigns, and this Note shall be binding on all heirs, executors, administrators, assigns and successors of Borrower.

ASSIGNABILITY. Lender may assign, pledge or otherwise transfer this Note or any of its rights and powers under this Note without notice, with all or any of the obligations owing to Lender by Borrower, and in such event the assignee shall have the same rights as if originally named herein in place of Lender. Borrower may not assign this Note or any benefit accruing to it hereunder without the express written consent of the Lender.

ORAL AGREEMENTS DISCLAIMER. This Note represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

GOVERNING LAW. This Note is governed by the laws of the state of Arkansas except to the extent that federal law controls.

HEADING AND GENDER. The headings preceding text in this Note are for general convenience in identifying subject matter, but have no limiting impact on the text which follows any particular heading. All words used in this Note shall be construed to be of such gender or number as the circumstances require.

ATTORNEYS' FEES AND OTHER COSTS. If legal proceedings are instituted to enforce the terms of this Note, Borrower agrees to pay all costs of the Lender in connection therewith, including reasonable attorneys' fees, to the extent permitted by law.

ADDITIONAL PROVISIONS. Borrower and/or Guarantor who executes this document agrees to keep records in accordance with generally accepted accounting practices. Additionally, upon request, Borrower and/or Guarantor agrees to provide to Lender/Bank any requested financial documentation, including but not limited to complete balance sheets personally and on any entity that Borrower/Guarantor has an interest in, as well as personal and corporate tax returns and/or the extension thereof as applicable. Borrower/Guarantor agrees to provide this information within 10 days from the request.

By signing this Note, Borrower acknowledges reading, understanding, and agreeing to all its provisions and receipt hereof.

4 HIMS, LLC

AUG 08 2014	AUG 08 2014
By: Eddie Glover Date	By: William L Sparks Date
Its: Member	Its: Member

THIS INSTRUMENT WAS PREPARED BY:
First Federal Bank
1401 Hwy 62/65 N
Harrison, AR 72601

AFTER RECORDING RETURN TO:
First Federal Bank Loan Servicing
1401 Hwy 62/65 N
Harrison, AR 72601-0000

(Space Above This Line For Recording Data)

LOAN NUMBER: 5500000152

COMMERCIAL REAL ESTATE MORTGAGE

This COMMERCIAL REAL ESTATE MORTGAGE ("Security Instrument") is made on August 8, 2014 between the mortgagor(s) 4 HIMS, LLC, an Arkansas Limited Liability Company , whose address is PO Box 2709, Conway, Arkansas 72033 ("Mortgagor"), and First Federal Bank whose address is 8201 Cantrell Road, Suite 140, Little Rock, Arkansas 72227 ("Lender"), which is organized and existing under the laws of the State of Arkansas. Mortgagor owes Lender the principal sum of Two Million Five Hundred Eighty-six Thousand Eight Hundred Ninety-two and 09/100 Dollars (U.S. $2,586,892.09), which is evidenced by the promissory note dated August 8, 2014. Mortgagor in consideration of this loan and any future loans extended by Lender in the principal amount of Two Million Five Hundred Eighty-six Thousand Eight Hundred Ninety-two and 09/100 Dollars (U.S. $2,586,892.09) and for other valuable consideration, the receipt of which is acknowledged, hereby mortgages, grants and conveys to Lender, its successors and assigns, forever, the following described property located in the County of Faulkner, State of Arkansas:

Address: 1270 Don's Lane, Conway, Arkansas 72032
Legal Description: Lot A, Miller's Mall Lot 8 Miller's Mall Replat Lot 10 Replat, as recorded in Plat Book K, Page 105, in records of Faulkner County, Arkansas

Together with all easements, appurtenances abutting streets and alleys, improvements, buildings, fixtures, tenements, hereditaments, equipment, rents, income, profits and royalties, personal goods of whatever description and all other rights and privileges including all minerals, oil, gas, water (whether groundwater, subterranean or otherwise), water rights (whether riparian, appropriate or otherwise, and whether or not appurtenant to the above-described real property), wells, well permits, ditches, ditch rights, reservoirs, reservoir rights, reservoir sites, storage rights, dams and water stock that may now, or at any time in the future, be located on and/or used in connection with the above-described real property, payment awards, amounts received from eminent domain, amounts received from any and all insurance payments, and timber which may now or later be located, situated, or affixed on and used in connection therewith (hereinafter called the "Property").

RELATED DOCUMENTS. The words "Related Documents" mean all promissory notes, security agreements, prior mortgages, prior deeds of trust, prior deeds to secure debt, business loan agreements, construction loan

agreements, resolutions, guaranties, environmental agreements, subordination agreements, assignments of leases and rents and any other documents or agreements executed in connection with this Indebtedness and Security Instrument, whether now or hereafter existing, including any modifications, extensions, substitutions or renewals of any of the foregoing. The Related Documents are hereby made a part of this Security Instrument by reference thereto, with the same force and effect as if fully set forth herein.

INDEBTEDNESS. This Security Instrument secures the principal amount shown above as may be evidenced by a promissory note or notes of even, prior or subsequent date hereto and every other indebtedness of any and every kind now or hereafter owing from 4 HIMS, LLC to First Federal Bank, howsoever created or arising, whether primary, secondary or contingent, together with any interest or charges provided in or arising out of such indebtedness, as well as the agreements and covenants of this Security Instrument and all Related Documents (hereinafter all referred to as the "Indebtedness").

MATURITY DATE. The Indebtedness, if not paid earlier, shall be due on August 8, 2019.

WARRANTIES. Mortgagor, for itself, its heirs, personal representatives, successors, and assigns, represents, warrants, covenants and agrees with Lender, its successors and assigns, as follows:

Performance of Obligations. Mortgagor promises to perform all terms, conditions, and covenants of this Security Instrument and Related Documents in accordance with the terms contained therein.

Defense and Title to Property. At the time of execution and delivery of this instrument, Mortgagor is lawfully seised of the estate hereby conveyed and has the exclusive right to mortgage, grant, convey and assign the Property. Mortgagor covenants that the Property is unencumbered and free of all liens, except for encumbrances of record acceptable to Lender. Further, Mortgagor covenants that Mortgagor will warrant and defend generally the title to the Property against any and all claims and demands whatsoever, subject to the easements, restrictions, or other encumbrances of record acceptable to Lender, as may be listed in the schedule of exceptions to coverage in any abstract of title or title insurance policy insuring Lender's interest in the Property.

Condition of Property. Mortgagor promises at all times to preserve and to maintain the Property and every part thereof in good repair, working order, and condition and will from time to time, make all needful and proper repairs so that the value of the Property shall not in any way be impaired.

Removal of any Part of the Property. Mortgagor promises not to remove any part of the Property from its present location, except for replacement, maintenance and relocation in the ordinary course of business.

Alterations to the Property. Mortgagor promises to abstain from the commission of any waste on or in connection with the Property. Further, Mortgagor shall make no material alterations, additions or improvements of any type whatsoever to the Property, regardless of whether such alterations, additions or improvements would increase the value of the Property, nor permit anyone to do so except for tenant improvements and completion of items pursuant to approved plans and specifications, without Lender's prior written consent, which consent may be withheld by Lender in its sole discretion. Mortgagor will comply with all laws and regulations of all public authorities having jurisdiction over the Property including, without limitation, those relating to the use, occupancy and maintenance thereof and shall upon request promptly submit to Lender evidence of such compliance.

Due on Sale - Lender's Consent. Mortgagor shall not sell, further encumber or otherwise dispose of, except as herein provided, any or all of its interest in any part of or all of the Property without first obtaining the written consent of Lender. If any encumbrance, lien, transfer or sale or agreement for these is created, Lender may declare immediately due and payable, the entire balance of the Indebtedness.

Insurance. Mortgagor promises to keep the Property insured against such risks and in such form as may within the sole discretion of Lender be acceptable, causing Lender to be named as loss payee or if requested by Lender, as mortgagee. The insurance company shall be chosen by Mortgagor subject to Lender's

approval, which shall not be unreasonably withheld. All insurance policies must provide that Lender will get a minimum of 10 days notice prior to cancellation. At Lender's discretion, Mortgagor may be required to produce receipts of paid premiums and renewal policies. If Mortgagor fails to obtain the required coverage, Lender may do so at Mortgagor's expense. Mortgagor hereby directs each and every insurer of the Property to make payment of loss to Lender with the proceeds to be applied, only at Lender's option, to the repair and replacement of the damage or loss or to be applied to the Indebtedness with the surplus, if any, to be paid by Lender to Mortgagor.

Payment of Taxes and Other Applicable Charges. Mortgagor promises to pay and to discharge liens, encumbrances, taxes, assessments, lease payments and any other charges relating to the Property when levied or assessed against Mortgagor or the Property.

Environmental Laws and Hazardous or Toxic Materials. Mortgagor and every tenant have been, are presently and shall continue to be in strict compliance with any applicable local, state and federal environmental laws and regulations. Further, neither Mortgagor nor any tenant shall manufacture, store, handle, discharge or dispose of hazardous or toxic materials as may be defined by any state or federal law on the Property, except to the extent the existence of such materials has been presently disclosed in writing to Lender. Mortgagor will immediately notify Lender in writing of any assertion or claim made by any party as to the possible violation of applicable state and federal environmental laws including the location of any hazardous or toxic materials on or about the Property. Mortgagor indemnifies and holds Lender harmless from, without limitation, any liability or expense of whatsoever nature incurred directly or indirectly out of or in connection with: (a) any environmental laws affecting all or any part of the Property or Mortgagor; (b) the past, present or future existence of any hazardous materials in, on, under, about, or emanating from or passing through the Property or any part thereof or any property adjacent thereto; (c) any past, present or future hazardous activity at or in connection with the Property or any part thereof; and (d) the noncompliance by Mortgagor or Mortgagor's failure to comply fully and timely with environmental laws.

Financial Information. Mortgagor agrees to supply Lender such financial and other information concerning its affairs and the status of any of its assets as Lender, from time to time, may reasonably request. Mortgagor further agrees to permit Lender to verify accounts as well as to inspect, copy and to examine the books, records and files of Mortgagor.

Lender's Right to Enter. Lender or Lender's agents shall have the right and access to inspect the Property at all reasonable times in order to attend to Lender's interests and ensure compliance with the terms of this Security Instrument. If the Property, or any part thereof, shall require inspection, repair or maintenance which Mortgagor has failed to provide, Lender, after reasonable notice, may enter upon the Property to effect such obligation; and the cost thereof shall be added to the Indebtedness and paid on Lender's demand by Mortgagor.

ASSIGNMENT OF LEASES AND RENTS. As additional security for the payment of the Indebtedness and the performance of the covenants contained herein, Mortgagor hereby assigns and transfers over to Lender all rents, income and profits ("Rents") under any present or future leases, subleases or licenses of the Property, including any guaranties, extensions, amendments or renewals thereof, from the use of the Property. So long as Mortgagor is not in default, Mortgagor may receive, collect and enjoy all Rents accruing from the Property, but not more than one month in advance of the due date. Lender may also require Mortgagor, tenant and any other user of the Property to make payments of Rents directly to Lender. However, by receiving any such payments, Lender is not, and shall not be considered, an agent for any party or entity. Any amounts collected may, at Lender's sole discretion, be applied to protect Lender's interest in the Property, including but not limited to the payment of taxes and insurance premiums and to the Indebtedness. At Lender's sole discretion, all leases, subleases and licenses must first be approved by Lender.

CONDEMNATION. Mortgagor shall give Lender notice of any action taken or threatened to be taken by private or public entities to appropriate the Property or any part thereof, through condemnation, eminent domain or any other action. Further, Lender shall be permitted to participate or intervene in any of the above described

proceedings in any manner it shall at its sole discretion determine. Lender is hereby given full power, right and authority to receive and receipt for any and all damages awarded as a result of the full or partial taking or appropriation and in its sole discretion, to apply said awards to the Indebtedness, whether or not then due or otherwise in accordance with applicable law. Unless Lender otherwise agrees in writing, any application of proceeds to the Indebtedness shall not extend or postpone the due date of the payments due under the Indebtedness or change the amount of such payments.

MORTGAGOR'S ASSURANCES. At any time, upon a request of Lender, Mortgagor will execute and deliver to Lender, and if appropriate, cause to be recorded, such further mortgages, assignments, assignments of leases and rents, security agreements, pledges, financing statements, or such other document as Lender may require, in Lender's sole discretion, to effectuate, complete and to perfect as well as to continue to preserve the Indebtedness, or the lien or security interest created by this Security Instrument.

ATTORNEY-IN-FACT. Mortgagor appoints Lender as attorney-in-fact on behalf of Mortgagor. If Mortgagor fails to fulfill any of Mortgagor's obligations under this Security Instrument or any Related Documents, including those obligations mentioned in the preceding paragraph, Lender as attorney-in-fact may fulfill the obligations without notice to Mortgagor. This power of attorney shall not be affected by the disability of the Mortgagor.

EVENTS OF DEFAULT. The following events shall constitute default under this Security Instrument (each an "Event of Default"):

(a) Failure to make required payments when due under Indebtedness;
(b) Failure to perform or keep any of the covenants of this Security Instrument or a default under any of the Related Documents;
(c) The making of any oral or written statement or assertion to Lender that is false or misleading in any material respect by Mortgagor or any person obligated on the Indebtedness;
(d) The death, dissolution, insolvency, bankruptcy or receivership proceeding of Mortgagor or of any person or entity obligated on the Indebtedness;
(e) Any assignment by Mortgagor for the benefit of Mortgagor's creditors;
(f) A material adverse change occurs in the financial condition, ownership or management of Mortgagor or any person obligated on the Indebtedness; or
(g) Lender deems itself insecure for any reason whatsoever.

REMEDIES ON DEFAULT. Upon the occurrence of an Event of Default, Lender may, without demand or notice, pay any or all taxes, assessments, premiums, and liens required to be paid by Mortgagor, effect any insurance provided for herein, make such repairs, cause the abstracts of title or title insurance policy and tax histories of the Property to be certified to date, or procure new abstracts of title or title insurance and tax histories in case none were furnished to it, and procure title reports covering the Property, including surveys. The amounts paid for any such purposes will be added to the Indebtedness and will bear interest at the rate of interest otherwise accruing on the Indebtedness until paid. In the event of foreclosure, the abstracts of title or title insurance shall become the property of Lender. All abstracts of title, title insurance, tax histories, surveys, and other documents pertaining to the Indebtedness will remain in Lender's possession until the Indebtedness is paid in full.

IN THE EVENT OF THE SALE OF THIS PROPERTY UNDER THE PROCEDURE FOR FORECLOSURE OF A SECURITY INSTRUMENT BY ADVERTISEMENT, AS PROVIDED BY APPLICABLE LAW, OR IN THE EVENT LENDER EXERCISES ITS RIGHTS UNDER THE ASSIGNMENT OF LEASES AND RENTS, THE MORTGAGOR HEREBY WAIVES ANY RIGHT TO ANY NOTICE OTHER THAN THAT PROVIDED FOR SPECIFICALLY BY STATUTE, OR TO ANY JUDICIAL HEARING PRIOR TO SUCH SALE OR OTHER EXERCISE OF RIGHTS.

Upon the occurrence of an Event of Default, Lender may, without notice unless required by law, and at its option, declare the entire Indebtedness due and payable, as it may elect, regardless of the date or dates of maturity thereof and, if permitted by state law, is authorized and empowered to cause the Property to be sold at public auction, and

to execute and deliver to the purchaser or purchasers at such sale any deeds of conveyance good and sufficient at law, pursuant to the statute in such case made and provided, and out of the proceeds of the sale to retain the sums then due hereunder and all costs and charges of the sale, including attorneys' fees, rendering any surplus to the party or parties entitled to it. Any such sale or a sale made pursuant to a judgment or a decree for the foreclosure hereof may, at the option of Lender, be made en masse. The commencement of proceedings to foreclose this Security Instrument in any manner authorized by law shall be deemed as exercise of the above option.

Upon the occurrence of an Event of Default, Lender shall immediately be entitled to make application for and obtain the appointment of a receiver for the Property and of the earnings, income, issue and profits of it, with the powers as the court making the appointments confers. Mortgagor hereby irrevocably consents to such appointment and waives notice of any application therefor.

NO WAIVER. No delay or failure of Lender to exercise any right, remedy, power or privilege hereunder shall affect that right, remedy, power or privilege nor shall any single or partial exercise thereof preclude the exercise of any right, remedy, power or privilege. No Lender delay or failure to demand strict adherence to the terms of this Security Instrument shall be deemed to constitute a course of conduct inconsistent with Lender's right at any time, before or after an event of default, to demand strict adherence to the terms of this Security Instrument and the Related Documents.

JOINT AND SEVERAL LIABILITY. If this Security Instrument should be signed by more than one person, all persons executing this Security Instrument agree that they shall be jointly and severally bound, where permitted by law.

SURVIVAL. Lender's rights in this Security Instrument will continue in its successors and assigns. This Security Instrument is binding on all heirs, executors, administrators, assigns and successors of Mortgagor.

NOTICES AND WAIVER OF NOTICE. Unless otherwise required by applicable law, any notice or demand given by Lender to any party is considered effective: (i) when it is deposited in the United States Mail with the appropriate postage; (ii) when it is sent via electronic mail; (iii) when it is sent via facsimile; (iv) when it is deposited with a nationally recognized overnight courier service; (v) on the day of personal delivery; or (vi) any other commercially reasonable means. Any such notice shall be addressed to the party given at the beginning of this Security Instrument unless an alternative address has been provided to Lender in writing. To the extent permitted by law, Mortgagor waives notice of Lender's acceptance of this Security Instrument, defenses based on suretyship, any defense arising from any election by Lender under the United States Bankruptcy Code, Uniform Commercial Code, as enacted in the state where Lender is located or other applicable law or in equity, demand, notice of acceleration, notice of nonpayment, presentment, protest, notice of dishonor and any other notice.

TO THE EXTENT PERMITTED BY LAW, MORTGAGOR WAIVES ANY RIGHT TO NOTICE, OTHER THAN THE NOTICE PROVIDED ABOVE, AND WAIVES ANY RIGHT TO ANY HEARING, JUDICIAL OR OTHERWISE, PRIOR TO LENDER EXERCISING ITS RIGHTS UNDER THIS SECURITY INSTRUMENT.

GENERAL WAIVER. To the extent permitted by law, the Mortgagor severally waives any required notice of presentment, demand, acceleration, intent to accelerate, protest, suretyship defenses and any other notice and defense due to extensions of time or other indulgence by Lender or to any substitution or release of collateral. No failure or delay on the part of Lender, and no course of dealing between Mortgagor and Lender, shall operate as a waiver of such power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right.

WAIVER OF EXEMPTION AND REDEMPTION. Mortgagor waives all right of homestead exemption pertaining to the Property and all rights of appraisal, sale and redemption allowed under any law or laws of the state of Arkansas, including specifically the right of redemption provided under Act No. 153 of the General Assembly of the state of Arkansas (A.C.A. § 18-49-106), and acts amendatory thereto.

LENDER'S EXPENSES. Mortgagor agrees to pay all expenses incurred by Lender in connection with enforcement of its rights under the Indebtedness, this Security Instrument or in the event Lender is made party to

any litigation because of the existence of the Indebtedness or this Security Instrument, as well as court costs, collection charges and reasonable attorneys' fees and disbursements.

ASSIGNABILITY. Lender may assign or otherwise transfer this Security Instrument or any of Lender's rights under this Security Instrument without notice to Mortgagor. Mortgagor may not assign this Security Instrument or any part of the Security Instrument without the express written consent of Lender.

GOVERNING LAW. This Security Instrument will be governed by the laws of the State of Arkansas including all proceedings arising from this Security Instrument.

SEVERABILITY. If a court of competent jurisdiction determines any term or provision of this Security Instrument is invalid or prohibited by applicable law, that term or provision will be ineffective to the extent required. Any term or provision that has been determined to be invalid or prohibited will be severed from the rest of the Security Instrument without invalidating the remainder of either the affected provision or this Security Instrument.

ORAL AGREEMENTS DISCLAIMER. This Security Instrument represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

By signing this Security Instrument, each Mortgagor acknowledges that all provisions have been read and understood.

4 HIMS, LLC

AUG 08 2014 AUG 08 2014

By: Eddie Glover Date By: William L Sparks Date

Its: Member Its: Member

BUSINESS ACKNOWLEDGMENT

STATE OF ARKANSAS)
)
COUNTY OF Faulkner)

*8th day of Auugst , 2014

On this the * , before me, Crystal Blackshear , a Notary Public, personally appeared Eddie Glover, Member and William L Sparks, Member on behalf of 4 HIMS, LLC, an Arkansas Limited Liability Company , to me personally known or who having proven to me on the basis of satisfactory evidence to be the persons whose names are subscribed within this instrument and who acknowledged that they hold the positions set forth and that they being authorized to do so, executed the foregoing instrument for the purpose and consideration therein contained, by signing the name of the Limited Liability Company by themselves as Member and Member of 4 HIMS, LLC, and that the foregoing instrument is the voluntary act and deed of the Limited Liability Company . In witness whereof, I hereunto set my hand and official seal.

My commission expires: 10/7/2020

Crystal Blackshear

Notary Public
Identification Number

(Official Seal)

GUARANTY OF SPECIFIC TRANSACTION

First Federal Bank
8201 Cantrell Road
Suite 140
Little Rock, Arkansas 72227
(501)907-1819

LOAN NUMBER	GUARANTY DATE	OFFICER
5500000152	August 8, 2014	Chad Russell

GUARANTOR INFORMATION

US Compounding, Inc.
1270 Don's Lane
Conway, AR 72032

Type of Business Entity: Corporation
State of Organization/Formation: Arkansas

BORROWER INFORMATION

4 HIMS, LLC
PO Box 2709
Conway, AR 72033

Type of Business Entity: Limited Liability Company
State of Organization/Formation: Arkansas

GUARANTY OF SPECIFIC TRANSACTION. This Guaranty Of Specific Transaction will be referred to in this document as the "Guaranty."

LENDER. "Lender" means First Federal Bank whose address is 8201 Cantrell Road, Suite 140, Little Rock, Arkansas 72227 , its successors and assigns.

BORROWER. "Borrower" means each party identified above to whom Lender has extended credit and financial accommodations.

LIABILITIES. "Liabilities" means the undertakings of the Guarantor to the Lender, as specified herein.

GUARANTOR. "Guarantor" means the party identified above that is undertaking certain Liabilities to the Lender, as specified herein.

OBLIGATIONS. "Obligations" means any and all indebtedness, obligations, and liabilities of the Borrower to the Lender, and all claims of the Lender against the Borrower, now existing or hereafter arising, direct or indirect (including participations or any interest of the Lender in indebtedness of the Borrower to others), acquired outright, conditionally, or as collateral security from another, absolute or contingent, joint or several, secured or unsecured, matured or not matured, monetary or nonmonetary, arising out of contract or tort, liquidated or unliquidated, arising by operation of law or otherwise and all extensions, renewals, refundings, replacements, and modifications of any of the foregoing.

COLLATERAL. "Collateral" means any property that secures payment of the Liabilities, and all proceeds thereof.

NOTICE TO GUARANTOR. Lender has agreed to extend credit and financial accommodations to Borrower pursuant to a promissory note executed on even date herewith (the "Note"), and all agreements, instruments and documents executed or delivered in connection with the foregoing or otherwise related thereto (together with any amendments, modifications, or restatements thereof, the "Related Documents").

Guarantor is affiliated with Borrower, and as such, shall be benefited directly by the transaction contemplated by the Related Documents, and shall execute this Guaranty in order to induce Lender to enter the transaction.

In consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby guarantees, promises and undertakes, both jointly and severally, as follows:

GUARANTY OF SPECIFIC TRANSACTION. Guarantor hereby unconditionally, absolutely, and irrevocably guarantees to Lender the full and prompt payment and performance when due (whether at the maturity date or by required prepayment, acceleration, or otherwise) of an Obligation of the Borrower to the Lender as evidenced by a note or agreement dated August 8, 2014, in the principal amount of $2,586,892.09, plus interest, charges, and fees as provided for, including all extensions and renewals thereof, until the Obligation of Borrower is fully paid.

This is a guaranty of payment and not of collection.

EXPENSES. Guarantor hereby agrees, to the extent permitted by law, to pay any and all expenses incurred in enforcing any rights under this Guaranty. Without limiting the foregoing, Guarantor agrees that whenever any attorney is used by the Lender to obtain payment hereunder, to enforce this Guaranty, to adjudicate the rights of the parties hereunder, or to advise the Lender of its rights, the Lender shall be entitled to recover reasonable attorneys' fees, all court costs, and expenses attributable thereto (the "Expenses").

CONSENT. The Guarantor consents to all extensions, renewals, and modifications made by the Lender for, or on account of, any indebtedness of Borrower to Lender. Lender may proceed directly against Guarantor in the event of any default by Borrower without resorting to any other persons, to the assets of Borrower, to any collateral security granted by Borrower to Lender, or the liquidation of any collateral security given hereunder to secure this Guaranty. Furthermore, to the extent permitted by law, Guarantor hereby agrees and consents that the Lender may from time to time without notice to Guarantor and without affecting the liability of Guarantor (a) release, impair, sell or otherwise dispose of any security or collateral, (b) release or agree not to sue any guarantor or surety, (c) fail to perfect its security interest in or realize upon any security

or collateral, (d) fail to realize upon any of the obligations of Borrower or to proceed against Borrower or any guarantor or surety, (e) renew or extend the time of payment, (f) increase or decrease the rate of interest, (g) accept additional security or collateral, (h) determine the allocation and application of payments and credits and accept partial payments, (i) determine what, if anything, may at any time be done with reference to any security or collateral, and (j) settle or compromise the amount due or owing or claimed to be due or owing from any Borrower, guarantor or surety, which settlement or compromise shall not affect the undersigned's liability for the full amount of the guaranteed obligations. To the extent permitted by law, Guarantor expressly consents to and waives notice of all of the above.

REPRESENTATIONS. Guarantor has established adequate means of obtaining from sources other than Lender, on a continuing basis, financial and other information pertaining to Borrower's financial condition, and the status of Borrower's performance of obligations imposed by the loan documents, and Guarantor agrees to keep adequately informed from such means of any facts, events or circumstances which might in any way affect Guarantor's risks hereunder, and Lender has made no representation to Guarantor as far as any such matters.

SUBROGATION. Notwithstanding any payment or payments made by the Guarantor hereunder, or any set-off or application of the Collateral by the Lender, the Guarantor will not exercise any rights of the Lender against the Borrower, nor shall the Guarantor seek contribution from any other Guarantor until all the Obligations shall have been paid in full. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all the Obligations will not have been paid in full, such amount shall be held in trust for the benefit of the Lender and shall forthwith be paid to the Lender to be credited and applied to the Obligations, whether matured or unmatured. If (i) the Guarantor shall make payment to the Lender of all or any part of the Obligations and (ii) all the Obligations shall be paid in full, the Lender will, at the Guarantor's request, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Obligations resulting from such payment by the Guarantor.

GENERAL WAIVERS. Guarantor, to the extent permitted by law, hereby waives (a) notice of acceptance of this Guaranty and all notice of the creation, extension or accrual of any of the Obligations, (b) diligence, presentment, protest, demand for payment, notice of dishonor, notice of intent to accelerate, and notice of acceleration, (c) notice of any other nature whatsoever to the extent permitted by law, (d) any requirement that the Lender take any action whatsoever against the Borrower or any other party or file any claim in the event of the bankruptcy of the Borrower, or (e) failure to protect, preserve, or resort to any collateral, and (f) any defense that could be asserted by Borrower, including defenses arising out of failure of consideration, breach of warranty, fraud, payment, statute of frauds, bankruptcy, lack of capacity, statute of limitations, lender liability, unenforceability of any loan document, accord and satisfaction, or usury.

Guarantor, to the extent permitted by law, further waives and agrees not to assert any and all rights, benefits, and defenses that might otherwise be available under the provisions of the governing law that might operate, contrary to Guarantor's agreements in this Guaranty, to limit Guarantor's liability under, or the enforcement of, this Guaranty, including all defenses of suretyship.

LENDER'S RIGHTS. Any delay, failure, omission, or lack on the part of the Lender to enforce, assert, or exercise any provision or take any action pursuant to the Related Documents, including any right, power, or remedy conferred on Lender in any of the Related Documents or any action on the part of Lender granting indulgence or extension in any form Guaranty or any Related Documents does not operate as a waiver of the Lender's ability to exercise all of its rights. The Lender may choose to partially exercise rights under this Guaranty and any Related Documents, but that does not prevent the Lender from fully exercising these rights.

SURVIVAL. This Guaranty is binding on all heirs, executors, personal representatives, administrators, assigns and successors of the Guarantor.

ASSIGNABILITY. The Lender may, without notice, assign the Obligations, in whole or in part, and each successive assignee of the Obligations so assigned may enforce this Guaranty for its own benefit with respect to the Obligations so assigned. In the event that any person other than the Lender shall become a holder of any of the Obligations, the reference to the Lender shall be construed to refer to each such holder.

RIGHT OF SET-OFF. To the extent permitted by law, Guarantor gives Lender the right to set-off any of Guarantor's accounts or property which may be in Lender's possession against any amount owed under this Guaranty. This right of set-off does not extend to any Keogh account, IRA, or similar tax deferred deposit. Further, the Lender shall have available all remedies under applicable state and federal laws, including the garnishment of wages, to the extent permitted by law.

SEVERABILITY. If a court of competent jurisdiction determines any term or provision of this Guaranty is invalid or prohibited by applicable law, that term or provision will be ineffective, but only to the extent required to make it lawful. Any term or provision that has been determined to be invalid or prohibited will be severed from the rest of this Guaranty without invalidating the remainder of the provisions of this Guaranty.

GOVERNING LAW. This Guaranty shall be governed by and construed in accordance with the laws of the State of Arkansas except to the extent that federal law controls.

HEADINGS AND GENDER. The headings in this Guaranty are for convenience in identifying subject matter. The headings have no limiting effect on the text that follows any particular heading. As the context herein requires, the singular shall include the plural and one gender shall include one or both other genders.

ORAL AGREEMENTS DISCLAIMER. This Agreement represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

ACKNOWLEDGMENT. Guarantor hereby acknowledges that: (a) the Obligations hereunder shall be joint and several; (b) the liabilities undertaken by Guarantor in this Guaranty are complex in nature; and (c) numerous possible defenses to the enforceability of these liabilities may presently exist and/or may arise hereafter. As part of Lender's consideration for entering into this transaction, Lender has specifically bargained

for the waiver and relinquishment by Guarantor of all such defenses, and Guarantor has had the opportunity to seek and receive legal advice from skilled legal counsel in the area of financial transactions of the type contemplated herein. Given all of the above, Guarantor does hereby represent and confirm to Lender that Guarantor is fully informed regarding, and that Guarantor does thoroughly understand: (i) the nature of all such possible defenses, and (ii) the circumstances under which such defenses may arise, and (iii) the benefits which such defenses might confer upon Guarantor, and (iv) the legal consequences to Guarantor of waiving such defenses. Guarantor acknowledges that Guarantor makes this Guaranty with the intent that this Guaranty and all of the informed waivers herein shall each and all be fully enforceable by Lender, and that Lender is induced to enter into this transaction in material reliance upon the presumed full enforceability thereof.

By signing this Guaranty, Guarantor acknowledges reading, understanding, and agreeing to all its provisions.

US Compounding, Inc.

AUG 08 2014

By: Eddie Glover Date

Its: President